Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	July 20, 2011

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2011.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2011 rose 66% to $2.42 from $1.46 in the year-earlier quarter and were 52% higher than $1.59 in the initial 2011 quarter. GAAP-basis net income in the recent quarter aggregated $322 million, up from $189 million and $206 million in the second quarter of 2010 and the first quarter of 2011, respectively. GAAP-basis net income for the second quarter of 2011 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.78% and 14.94%, respectively, improved from 1.11% and 9.67%, respectively, in the year-earlier quarter and 1.23% and 10.16%, respectively, in the first quarter of 2011.

M&T’s second quarter results were impacted by several noteworthy items. Most significantly, M&T completed its acquisition of Wilmington Trust Corporation (“Wilmington Trust”), effective May 16, 2011, including the issuance of 4.7 million common shares. Results of the operations acquired from Wilmington Trust are reflected in M&T’s results since the acquisition date. Assets acquired in the transaction totaled approximately $10.8 billion, including $6.4 billion of loans, while liabilities assumed were

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$10.0 billion, including $8.9 billion of deposits. Although significant merger-related expenses will be incurred in the third and fourth quarters of 2011 as systems conversions are completed and operations are integrated, M & T recognized a net after-tax gain of $42 million, or $.33 of diluted earnings per common share, in the recent quarter related to the Wilmington Trust acquisition. That net gain was comprised of a non-taxable gain of $65 million, which represented the excess of the fair value of assets acquired less liabilities assumed over consideration exchanged, and merger-related expenses, which aggregated $23 million, after applicable tax effect. Such expenses were associated with integrating operations and introducing Wilmington Trust’s former customers to M&T’s products and services. Also contributing to the recent quarter’s improved performance were net gains on investment securities, which aggregated $51 million, after tax effect, or $.41 of diluted earnings per common share. Net securities gains in 2011’s initial quarter contributed $14 million to that quarter’s net income, or $.12 of diluted earnings per common share, while net securities losses during the second quarter of 2010 reduced net income and diluted earnings per common share by $14 million and $.11, respectively. Other actions initiated by M&T during the recent quarter included the purchase from the U.S. Department of the Treasury (“Treasury Department”) and subsequent retirement of $330 million of preferred stock that Wilmington Trust issued pursuant to the Troubled Asset Relief Program (“TARP”), the redemption of $370 million of M&T Series A Preferred Stock issued to the Treasury Department by M&T pursuant to the TARP, and the issuance by M&T of $500 million of fixed rate, perpetual non-cumulative preferred stock to supplement its Tier 1 capital.

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Commenting on M&T’s financial results for the recent quarter, René F. Jones, Executive Vice President and Chief Financial Officer, noted, “The second quarter was truly a period of significant accomplishment. On May 16, we welcomed the employees and customers of Wilmington Trust into the M&T family. We are excited about the possibilities this merger brings to M&T’s customers, both existing and new. Above and beyond the positive impact of the merger, M&T’s results reflected higher fee income, lower operating expenses and continued improvement in credit trends. Also exclusive of the impact of the merger, average loans during the quarter grew an annualized 2% and average core deposits rose an annualized 10%.”

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $2.16 in the recent quarter, up from $1.53 and $1.67 in the second quarter of 2010 and the first quarter of 2011, respectively. Net operating

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income during the second quarter of 2011 was $289 million, improved from $198 million and $216 million in the second quarter of 2010 and the first quarter of 2011, respectively. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income in the recently completed quarter was 1.69% and 24.40%, respectively, compared with 1.23% and 20.36% in the second quarter of 2010 and 1.36% and 20.16% in the initial 2011 quarter.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $593 million in the second quarter of 2011, up 3% from $573 million in the year-earlier period and $575 million in the first quarter of 2011. The improvement from the second quarter of 2010 was the result of a $3.6 billion rise in average earning assets, partially offset by a 9 basis point narrowing of the net interest margin to 3.75% in the recent quarter from 3.84% in the year-earlier quarter. The increase in taxable-equivalent net interest income from the initial 2011 quarter was due to a $4.0 billion increase in average earning assets, partially offset by a 17 basis point narrowing of the net interest margin. The narrowing of the net interest margin in the recent quarter as compared with the year-earlier quarter and the first quarter of 2011 was partially attributable to the impact of the Wilmington Trust acquisition. Also contributing to the narrowing were significantly higher earning balances on deposit with the Federal Reserve and higher amounts of agreements to resell securities, which in the aggregate averaged $1.3 billion during the recent quarter and totaled $2.5 billion at June 30, 2011.

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Provision for Credit Losses/Asset Quality. Credit quality continued to show solid improvement during the recent quarter. The provision for credit losses was $63 million in the second quarter of 2011, improved from $85 million in the year-earlier quarter and $75 million in the first quarter of 2011. Net charge-offs of loans totaled $59 million during the recent quarter, down from $82 million and $74 million in the second quarter of 2010 and the first quarter of 2011, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .43% and ..64% in the second quarter of 2011 and 2010, respectively, and .58% in the first quarter of 2011.

Loans classified as nonaccrual aggregated $1.26 billion at June 30, 2011, compared with $1.09 billion a year earlier and $1.21 billion at March 31, 2011. Reflected in nonaccrual loans at June 30, 2011 were $77 million of loans obtained in the Wilmington Trust acquisition. Nonaccrual loans as a percentage of total loans were 2.15%, 2.13% and 2.32% at June 30, 2011, June 30, 2010 and March 31, 2011, respectively. Assets taken in foreclosure of defaulted loans were $159 million at June 30, 2011, down from $193 million at June 30, 2010 and $218 million at March 31, 2011. The decrease in such assets at the recent quarter-end resulted from the sale of a commercial real estate property in New York City with a carrying value of $99 million. Reflected in assets taken in foreclosure of defaulted loans at June 30, 2011 were $57 million of such assets obtained in the Wilmington Trust acquisition that were recorded at fair value on the acquisition date. The ratio of nonperforming assets to total loans plus real estate and other foreclosed assets was 2.42% at June 30, 2011, improved from 2.73% at March 31, 2011. That ratio was 2.50% at June 30, 2010.

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Loans past due 90 days or more and accruing interest totaled $373 million at the end of the recent quarter, including loans guaranteed by government-related entities of $207 million. Included in such loans at the recent quarter-end were $130 million of loans obtained in the Wilmington Trust acquisition. Loans past due 90 days or more and accruing interest were $203 million and $264 million at June 30, 2010 and March 31, 2011, respectively, including $188 million and $215 million of government guaranteed loans at those respective dates.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. Reflecting those analyses, the allowance totaled $908 million at June 30, 2011, up from $895 million and $904 million at June 30, 2010 and March 31, 2011, respectively. Beginning in 2009, GAAP requires that expected credit losses associated with loans obtained in acquisitions be reflected in the estimation of loan fair value as of each respective acquisition date and prohibits any carry-over of the acquired entity’s allowance for credit losses. Excluding amounts related to loans obtained in acquisition transactions subsequent to 2008, the allowance-to-legacy loan ratio was 1.80% at June 30, 2011, compared with 1.86% at June 30, 2010 and 1.81% at March 31, 2011.

Noninterest Income and Expense. Noninterest income totaled $502 million in the second quarter of 2011, compared with $274 million and $314 million in the second quarter of 2010 and the first quarter of 2011, respectively. Reflected in those amounts were net pre-tax gains on investment securities of $84 million and $23 million in the recent quarter and the first quarter of 2011, respectively, and net pre-tax losses from investment securities of $22 million in the second quarter of 2010. The net securities

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gains in the recent quarter resulted from $111 million of gains realized on the sale of investment securities available for sale, predominantly residential mortgage-backed securities guaranteed by Fannie Mae and Freddie Mac, collateralized debt obligations and capital preferred securities, having an amortized cost of approximately $1.21 billion. Partially offsetting those securities gains were $27 million of other-than temporary impairment charges related to certain of M&T’s holdings of privately issued collateralized mortgage obligations. The net securities gains in the initial 2011 quarter resulted from $39 million of gains realized on the sale of investment securities available for sale having an amortized cost of approximately $484 million. Partially offsetting those securities gains were $16 million of other-than-temporary impairment charges related to certain of M&T’s holdings of privately issued collateralized mortgage obligations. Due largely to the Wilmington Trust acquisition, M&T sold the securities in order to manage its balance sheet size and composition and the resultant capital ratios. The net losses in the second quarter of 2010 were predominantly due to other-than-temporary impairment charges on investment securities.

Excluding gains and losses from investment securities in all periods and the gain recorded in the recent quarter related to the Wilmington Trust acquisition, noninterest income in the second quarter of 2011 aggregated $353 million, improved from $296 million in the year-earlier quarter and $291 million in the initial quarter of 2011. Contributing to the rise from the year-earlier quarter were significantly higher trust income, predominantly due to the Wilmington Trust transaction, letter of credit and other credit-related fees and gains on the sale of previously leased equipment, partially offset by lower service

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charges on consumer deposit accounts. The recent quarter’s improvement in noninterest income as compared with the initial 2011 quarter resulted from higher trust income, due to the Wilmington Trust acquisition, and higher consumer service charges and other fee income. Wilmington Trust-related revenues in the recent quarter added $54 million to other income, including $46 million to trust income and $4 million to deposit service charges.

Noninterest expense in the second quarter of 2011 totaled $577 million, compared with $476 million in the year-earlier quarter and $500 million in the first quarter of 2011. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $525 million in the recent quarter, compared with $461 million in the second quarter of 2010 and $483 million in 2011’s initial quarter. As compared with the second quarter of 2010 and the first quarter of 2011, the recent quarter’s higher level of operating expenses was due, in large part, to the operations obtained in the Wilmington Trust acquisition.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 55.6% in the second quarter of 2011, compared with 53.1% in the year-earlier period and 55.8% in the first quarter of 2011.

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Balance Sheet. M&T had total assets of $77.7 billion at June 30, 2011, compared with $68.2 billion at June 30, 2010. Loans and leases, net of unearned discount, were $58.5 billion at the recent quarter-end, compared with $51.1 billion a year earlier. Total deposits rose to $59.2 billion at June 30, 2011 from $47.5 billion at June 30, 2010.

Total shareholders’ equity increased to $9.2 billion at June 30, 2011 from $8.1 billion a year earlier, each representing 11.89% of total assets. Common shareholders’ equity was $8.4 billion, or $66.71 per share, at June 30, 2011, compared with $7.4 billion, or $61.77 per share, at June 30, 2010. Tangible equity per common share rose 19% to $37.00 at the recent quarter-end from $31.15 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $64.43 and $34.38, respectively, at March 31, 2011. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 6.28% at June 30, 2011, compared with 5.75% and 6.44% at June 30, 2010 and March 31, 2011, respectively.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss second quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID# 82574531. The conference call will be webcast live through M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until Friday, July 22, 2011 by calling (855)859-2056,

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or (404)537-3406 for international participants, and by making reference to ID# 82574531. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates retail and commercial bank branches in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey, the District of Columbia and Ontario, Canada. Trust-related services are provided by M&T’s Wilmington Trust affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax

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legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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Financial Highlights

	Three months ended June 30			Six months ended June 30
Amounts in thousands, except per share	2011	2010	Change	2011	2010	Change
Performance

Net income	$322,358	188,749	71%	$528,631	339,704	56%
Net income available to common shareholders	297,179	173,597	71	487,308	310,037	57

Per common share:
Basic earnings	$2.43	1.47	65%	$4.04	2.63	54%
Diluted earnings	2.42	1.46	66	4.02	2.61	54
Cash dividends	$.70	.70	—	$1.40	1.40	—

Common shares outstanding:
Average - diluted (1)	122,796	118,878	3%	121,332	118,569	2%
Period end (2)	125,622	119,161	5	125,622	119,161	5

Return on (annualized):
Average total assets	1.78%	1.11%		1.52%	1.00%
Average common shareholders’ equity	14.94%	9.67%		12.62%	8.78%

Taxable-equivalent net interest income	$592,670	573,332	3%	$1,167,801	1,135,589	3%

Yield on average earning assets	4.40%	4.63%		4.49%	4.61%
Cost of interest-bearing liabilities	.89%	1.04%		.90%	1.04%
Net interest spread	3.51%	3.59%		3.59%	3.57%
Contribution of interest-free funds	.24%	.25%		.24%	.24%
Net interest margin	3.75%	3.84%		3.83%	3.81%

Net charge-offs to average total net loans (annualized)	.43%	.64%		.50%	.69%

Net operating results (3)

Net operating income	$289,487	197,752	46%	$505,847	358,705	41%
Diluted net operating earnings per common share	2.16	1.53	41	3.83	2.77	38
Return on (annualized):
Average tangible assets	1.69%	1.23%		1.53%	1.11%
Average tangible common equity	24.40%	20.36%		22.37%	18.89%
Efficiency ratio	55.56%	53.06%		55.65%	54.45%

	At June 30
	2011	2010	Change
Loan quality

Nonaccrual loans	$1,258,975	1,090,135	15%
Real estate and other foreclosed assets	158,873	192,631	-18%

Total nonperforming assets	$1,417,848	1,282,766	11%

Accruing loans past due 90 days or more	$373,197	203,081	84%

Renegotiated loans	$234,726	228,847	3%

Government guaranteed loans included in totals above:
Nonaccrual loans	$78,732	40,271	96%
Accruing loans past due 90 days or more	207,135	187,682	10%

Purchased impaired loans (4):
Outstanding customer balance	$1,538,419	130,808	—
Carrying amount	752,978	61,524	—

Nonaccrual loans to total net loans	2.15%	2.13%

Allowance for credit losses to:
Legacy loans	1.80%	1.86%
Total loans	1.55%	1.75%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.
(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Performance

Net income	$322,358	206,273	204,442	192,015	188,749
Net income available to common shareholders	297,179	190,121	189,678	176,789	173,597

Per common share:
Basic earnings	$2.43	1.59	1.59	1.49	1.47
Diluted earnings	2.42	1.59	1.59	1.48	1.46
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	122,796	119,852	119,503	119,155	118,878
Period end (2)	125,622	120,410	119,774	119,435	119,161

Return on (annualized):
Average total assets	1.78%	1.23%	1.18%	1.12%	1.11%
Average common shareholders’ equity	14.94%	10.16%	10.03%	9.56%	9.67%

Taxable-equivalent net interest income	$592,670	575,131	580,227	575,733	573,332

Yield on average earning assets	4.40%	4.60%	4.58%	4.65%	4.63%
Cost of interest-bearing liabilities	.89%	.91%	.97%	1.03%	1.04%
Net interest spread	3.51%	3.69%	3.61%	3.62%	3.59%
Contribution of interest-free funds	.24%	.23%	.24%	.25%	.25%
Net interest margin	3.75%	3.92%	3.85%	3.87%	3.84%

Net charge-offs to average total net loans (annualized)	.43%	.58%	.60%	.73%	.64%

Net operating results (3)

Net operating income	$289,487	216,360	196,235	200,225	197,752
Diluted net operating earnings per common share	2.16	1.67	1.52	1.55	1.53
Return on (annualized):
Average tangible assets	1.69%	1.36%	1.20%	1.24%	1.23%
Average tangible common equity	24.40%	20.16%	18.43%	19.58%	20.36%
Efficiency ratio	55.56%	55.75%	52.55%	53.40%	53.06%

Loan quality	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Nonaccrual loans	$1,258,975	1,211,111	1,239,194	1,099,560	1,090,135
Real estate and other foreclosed assets	158,873	218,203	220,049	192,600	192,631

Total nonperforming assets	$1,417,848	1,429,314	1,459,243	1,292,160	1,282,766

Accruing loans past due 90 days or more	$373,197	264,480	269,593	214,769	203,081

Renegotiated loans	$234,726	241,190	233,342	233,671	228,847

Government guaranteed loans included in totals above:
Nonaccrual loans	$78,732	69,353	56,787	38,232	40,271
Accruing loans past due 90 days or more	207,135	214,505	214,111	194,223	187,682

Purchased impaired loans (4):
Outstanding customer balance	$1,538,419	206,253	219,477	113,964	130,808
Carrying amount	752,978	88,589	97,019	52,728	61,524

Nonaccrual loans to total net loans	2.15%	2.32%	2.38%	2.16%	2.13%

Allowance for credit losses to:
Legacy loans	1.80%	1.81%	1.82%	1.86%	1.86%
Total loans	1.55%	1.73%	1.74%	1.76%	1.75%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 20.
(4)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	$1,355,736	$1,355,736	$1,355,736	$1,355,736	$1,355,736	$1,355,736
	Three months ended			Six months ended
	June 30			June 30
Dollars in thousands	2011	2010	Change	2011	2010	Change
Interest income	$688,253	684,784	1%	$1,355,736	1,361,170	—%
Interest expense	102,051	117,557	-13	200,730	237,609	-16

Net interest income	586,202	567,227	3	1,155,006	1,123,561	3
Provision for credit losses	63,000	85,000	-26	138,000	190,000	-27

Net interest income after provision for credit losses	523,202	482,227	8	1,017,006	933,561	9

Other income
Mortgage banking revenues	42,151	47,084	-10	87,307	88,560	-1
Service charges on deposit accounts	119,716	128,976	-7	229,447	249,271	-8
Trust income	75,592	30,169	151	104,913	61,097	72
Brokerage services income	14,926	12,788	17	29,222	25,894	13
Trading account and foreign exchange gains	6,798	3,797	79	15,077	8,496	77
Gain on bank investment securities	110,744	10	—	150,097	469	—
Other-than-temporary impairment losses recognized in earnings	(26,530)	(22,380)	—	(42,571)	(49,182)	—
Equity in earnings of Bayview Lending Group LLC	(5,223)	(6,179)	—	(11,901)	(11,893)	—
Other revenues from operations	163,482	79,292	106	254,485	158,551	61

Total other income	501,656	273,557	83	816,076	531,263	54

Other expense
Salaries and employee benefits	300,178	245,861	22	566,268	509,907	11
Equipment and net occupancy	59,670	55,431	8	116,333	110,832	5
Printing, postage and supplies	9,723	8,549	14	18,925	17,592	8
Amortization of core deposit and other intangible assets	14,740	14,833	-1	27,054	31,308	-14
FDIC assessments	26,609	21,608	23	45,703	42,956	6
Other costs of operations	165,975	129,786	28	302,183	252,835	20

Total other expense	576,895	476,068	21	1,076,466	965,430	12

Income before income taxes	447,963	279,716	60	756,616	499,394	52
Applicable income taxes	125,605	90,967	38	227,985	159,690	43

Net income	$322,358	188,749	71%	$528,631	339,704	56%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Interest income	$688,253	667,483	682,725	685,900	684,784
Interest expense	102,051	98,679	108,628	116,032	117,557

Net interest income	586,202	568,804	574,097	569,868	567,227
Provision for credit losses	63,000	75,000	85,000	93,000	85,000

Net interest income after provision for credit losses	523,202	493,804	489,097	476,868	482,227

Other income
Mortgage banking revenues	42,151	45,156	35,013	61,052	47,084
Service charges on deposit accounts	119,716	109,731	111,129	117,733	128,976
Trust income	75,592	29,321	31,031	30,485	30,169
Brokerage services income	14,926	14,296	11,648	12,127	12,788
Trading account and foreign exchange gains	6,798	8,279	12,755	6,035	3,797
Gain on bank investment securities	110,744	39,353	861	1,440	10
Other-than-temporary impairment losses recognized in earnings	(26,530)	(16,041)	(27,567)	(9,532)	(22,380)
Equity in earnings of Bayview Lending Group LLC	(5,223)	(6,678)	(7,415)	(6,460)	(6,179)
Other revenues from operations	163,482	91,003	119,483	77,019	79,292

Total other income	501,656	314,420	286,938	289,899	273,557

Other expense
Salaries and employee benefits	300,178	266,090	243,413	246,389	245,861
Equipment and net occupancy	59,670	56,663	50,879	54,353	55,431
Printing, postage and supplies	9,723	9,202	8,435	7,820	8,549
Amortization of core deposit and other intangible assets	14,740	12,314	13,269	13,526	14,833
FDIC assessments	26,609	19,094	18,329	18,039	21,608
Other costs of operations	165,975	136,208	134,949	140,006	129,786

Total other expense	576,895	499,571	469,274	480,133	476,068

Income before income taxes	447,963	308,653	306,761	286,634	279,716

Applicable income taxes	125,605	102,380	102,319	94,619	90,967

Net income	$322,358	206,273	204,442	192,015	188,749

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16 - 16- 16- 16- 16

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2011	2010	Change
ASSETS
Cash and due from banks	$1,297,335	1,045,886	24%
Interest-bearing deposits at banks	2,275,450	117,826	—
Federal funds sold and agreements to resell securities	415,580	10,000	—
Trading account assets	502,986	487,692	3
Investment securities	6,492,265	8,097,572	-20

Loans and leases:
Commercial, financial, etc.	15,040,892	13,017,598	16
Real estate - commercial	24,263,726	20,612,905	18
Real estate - consumer	6,970,921	5,729,126	22
Consumer	12,265,690	11,701,657	5

Total loans and leases, net of unearned discount	58,541,229	51,061,286	15
Less: allowance for credit losses	907,589	894,667	1

Net loans and leases	57,633,640	50,166,619	15
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	275,057	152,712	80
Other assets	5,310,216	4,550,684	17

Total assets	$77,727,154	68,153,616	14%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$18,598,828	13,960,723	33%
Interest-bearing deposits	40,078,834	33,010,520	21
Deposits at Cayman Islands office	551,553	551,428	—

Total deposits	59,229,215	47,522,671	25
Short-term borrowings	567,144	2,158,957	-74
Accrued interest and other liabilities	1,557,685	1,114,615	40
Long-term borrowings	7,128,916	9,255,529	-23

Total liabilities	68,482,960	60,051,772	14

Shareholders’ equity:
Preferred	860,901	735,350	17
Common (1)	8,383,293	7,366,494	14

Total shareholders’ equity	9,244,194	8,101,844	14

Total liabilities and shareholders’ equity	$77,727,154	68,153,616	14%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $228.8 million at June 30, 2011 and $197.2 million at June 30, 2010.

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17 - 17- 17- 17- 17

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
ASSETS
Cash and due from banks	$1,297,335	972,005	908,755	1,070,625	1,045,886
Interest-bearing deposits at banks	2,275,450	100,101	101,222	401,624	117,826
Federal funds sold and agreements to resell securities	415,580	10,300	25,000	443,700	10,000
Trading account assets	502,986	413,737	523,834	536,702	487,692
Investment securities	6,492,265	6,507,165	7,150,540	7,662,715	8,097,572

Loans and leases:
Commercial, financial, etc.	15,040,892	13,826,299	13,390,610	12,788,136	13,017,598
Real estate - commercial	24,263,726	20,891,615	21,183,161	20,580,450	20,612,905
Real estate - consumer	6,970,921	6,154,960	5,928,056	5,754,432	5,729,126
Consumer	12,265,690	11,245,807	11,488,555	11,668,540	11,701,657

Total loans and leases, net of unearned discount	58,541,229	52,118,681	51,990,382	50,791,558	51,061,286
Less: allowance for credit losses	907,589	903,703	902,941	894,720	894,667

Net loans and leases	57,633,640	51,214,978	51,087,441	49,896,838	50,166,619
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	275,057	113,603	125,917	139,186	152,712
Other assets	5,310,216	5,024,694	4,573,929	4,570,822	4,550,684

Total assets	$77,727,154	67,881,208	68,021,263	68,246,837	68,153,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$18,598,828	15,219,562	14,557,568	14,665,603	13,960,723
Interest-bearing deposits	40,078,834	34,264,867	33,641,800	33,335,104	33,010,520
Deposits at Cayman Islands office	551,553	1,063,670	1,605,916	653,916	551,428

Total deposits	59,229,215	50,548,099	49,805,284	48,654,623	47,522,671
Short-term borrowings	567,144	504,676	947,432	1,211,683	2,158,957
Accrued interest and other liabilities	1,557,685	1,015,495	1,070,701	1,157,250	1,114,615
Long-term borrowings	7,128,916	7,305,420	7,840,151	8,991,508	9,255,529

Total liabilities	68,482,960	59,373,690	59,663,568	60,015,064	60,051,772

Shareholders’ equity:
Preferred	860,901	743,385	740,657	737,979	735,350
Common (1)	8,383,293	7,764,133	7,617,038	7,493,794	7,366,494

Total shareholders’ equity	9,244,194	8,507,518	8,357,695	8,231,773	8,101,844

Total liabilities and shareholders’ equity	$77,727,154	67,881,208	68,021,263	68,246,837	68,153,616

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $228.8 million at June 30, 2011, $197.5 million at March 31, 2011, $205.2 million at December 31, 2010, $192.6 million at September 30, 2010 and $197.2 million at June 30, 2010.

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18 – 18– 18– 18– 18

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Six months ended
	June 30,		June 30,		March 31,		June 30, 2011 from		June 30
Dollars in millions	2011		2010		2011		June 30,	March 31,	2011		2010		Change in
	Balance	Rate	Balance	Rate	Balance	Rate	2010	2011	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$804	.24%	81	.02%	115	.13%	894%	597%	$462	.22%	104	.02%	345%
Federal funds sold and agreements to resell securities	622	.09	10	.41	15	.53	—	—	320	.10	17	.28	—
Trading account assets	101	1.32	66	.96	110	1.61	51	-8	105	1.47	63	.88	66
Investment securities	6,394	4.03	8,376	4.27	7,219	4.17	-24	-11	6,805	4.11	8,274	4.35	-18
Loans and leases, net of unearned discount
Commercial, financial, etc.	14,623	3.89	13,096	4.03	13,573	3.93	12	8	14,101	3.91	13,251	3.95	6
Real estate - commercial	22,471	4.59	20,759	4.64	21,003	4.71	8	7	21,741	4.65	20,813	4.56	4
Real estate - consumer	6,559	5.00	5,653	5.35	6,054	5.06	16	8	6,308	5.03	5,697	5.33	11
Consumer	11,808	5.03	11,770	5.24	11,342	5.13	—	4	11,576	5.08	11,850	5.25	-2

Total loans and leases, net	55,461	4.55	51,278	4.71	51,972	4.67	8	7	53,726	4.61	51,611	4.67	4

Total earning assets	63,382	4.40	59,811	4.63	59,431	4.60	6	7	61,418	4.49	60,069	4.61	2
Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—
Core deposit and other intangible assets	198		160		119		24	66	159		168		-5
Other assets	5,349		4,838		4,970		11	8	5,160		4,845		7

Total assets	$72,454		68,334		68,045		6%	6%	$70,262		68,607		2%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$742	.15	619	.14	628	.13	20%	18%	$685	.14	602	.14	14%
Savings deposits	30,043	.28	25,942	.33	27,669	.28	16	9	28,863	.28	25,508	.33	13
Time deposits	6,657	1.16	6,789	1.55	5,700	1.36	-2	17	6,181	1.25	6,998	1.60	-12
Deposits at Cayman Islands office	820	.09	972	.16	1,182	.14	-16	-31	999	.12	1,104	.13	-9

Total interest-bearing deposits	38,262	.42	34,322	.56	35,179	.45	11	9	36,728	.44	34,212	.58	7

Short-term borrowings	707	.08	1,763	.17	1,344	.15	-60	-47	1,024	.13	2,063	.16	-50
Long-term borrowings	7,076	3.48	9,454	2.91	7,368	3.26	-25	-4	7,222	3.37	9,805	2.82	-26

Total interest-bearing liabilities	46,045	.89	45,539	1.04	43,891	.91	1	5	44,974	.90	46,080	1.04	-2
Noninterest-bearing deposits	16,195		13,610		14,501		19	12	15,353		13,453		14
Other liabilities	1,402		1,149		1,202		22	17	1,302		1,121		16

Total liabilities	63,642		60,298		59,594		6	7	61,629		60,654		2
Shareholders’ equity	8,812		8,036		8,451		10	4	8,633		7,953		9

Total liabilities and shareholders’ equity	$72,454		68,334		68,045		6%	6%	$70,262		68,607		2%

Net interest spread		3.51		3.59		3.69				3.59		3.57
Contribution of interest-free funds		.24		.25		.23				.24		.24
Net interest margin		3.75%		3.84%		3.92%				3.83%		3.81%

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M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended June 30		Six months ended June 30
	2011	2010	2011	2010
Income statement data
In thousands, except per share
Net income
Net income	$322,358	188,749	$528,631	339,704
Amortization of core deposit and other intangible assets (1)	8,974	9,003	16,452	19,001
Merger-related gains (1)	(64,930)	—	(64,930)	—
Merger-related expenses (1)	23,085	—	25,694	—

Net operating income	$289,487	197,752	$505,847	358,705

Earnings per common share
Diluted earnings per common share	$2.42	1.46	$4.02	2.61
Amortization of core deposit and other intangible assets (1)	.07	.07	.13	.16
Merger-related gains (1)	(.52)	—	(.53)	—
Merger-related expenses (1)	.19	—	.21	—

Diluted net operating earnings per common share	$2.16	1.53	$3.83	2.77

Other expense
Other expense	$576,895	476,068	$1,076,466	965,430
Amortization of core deposit and other intangible assets	(14,740)	(14,833)	(27,054)	(31,308)
Merger-related expenses	(36,996)	—	(41,291)	—

Noninterest operating expense	$525,159	461,235	$1,008,121	934,122

Merger-related expenses
Salaries and employee benefits	$15,305	—	$15,312	—
Equipment and net occupancy	25	—	104	—
Printing, postage and supplies	318	—	465	—
Other costs of operations	21,348	—	25,410	—

Total	$36,996	—	$41,291	—

Balance sheet data
In millions
Average assets
Average assets	$72,454	68,334	$70,262	68,607
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(198)	(160)	(159)	(168)
Deferred taxes	46	30	34	32

Average tangible assets	$68,777	64,679	$66,612	64,946

Average common equity
Average total equity	$8,812	8,036	$8,633	7,953
Preferred stock	(716)	(734)	(730)	(733)

Average common equity	8,096	7,302	7,903	7,220
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(198)	(160)	(159)	(168)
Deferred taxes	46	30	34	32

Average tangible common equity	$4,419	3,647	$4,253	3,559

At end of quarter
Total assets
Total assets	$77,727	68,154	$77,727	68,154
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(275)	(152)	(275)	(152)
Deferred taxes	68	28	68	28

Total tangible assets	$73,995	64,505	$73,995	64,505

Total common equity
Total equity	$9,244	8,102	$9,244	8,102
Preferred stock	(861)	(735)	(861)	(735)
Undeclared dividends - cumulative preferred stock	(3)	(7)	(3)	(7)

Common equity, net of undeclared cumulative preferred dividends	8,380	7,360	8,380	7,360
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(275)	(152)	(275)	(152)
Deferred taxes	68	28	68	28

Total tangible common equity	$4,648	3,711	$4,648	3,711

(1)	After any related tax effect.

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20 - 20- 20- 20- 20

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Income statement data
In thousands, except per share
Net income
Net income	$322,358	206,273	204,442	192,015	188,749
Amortization of core deposit and other intangible assets (1)	8,974	7,478	8,054	8,210	9,003
Merger-related gain (1)	(64,930)	—	(16,730)	—	—
Merger-related expenses (1)	23,085	2,609	469	—	—

Net operating income	$289,487	216,360	196,235	200,225	197,752

Earnings per common share
Diluted earnings per common share	$2.42	1.59	1.59	1.48	1.46
Amortization of core deposit and other intangible assets (1)	.07	.06	.07	.07	.07
Merger-related gain (1)	(.52)	—	(.14)	—	—
Merger-related expenses (1)	.19	.02	—	—	—

Diluted net operating earnings per common share	$2.16	1.67	1.52	1.55	1.53

Other expense
Other expense	$576,895	499,571	469,274	480,133	476,068
Amortization of core deposit and other intangible assets	(14,740)	(12,314)	(13,269)	(13,526)	(14,833)
Merger-related expenses	(36,996)	(4,295)	(771)	—	—

Noninterest operating expense	$525,159	482,962	455,234	466,607	461,235

Merger-related expenses
Salaries and employee benefits	$15,305	7	7	—	—
Equipment and net occupancy	25	79	44	—	—
Printing, postage and supplies	318	147	74	—	—
Other costs of operations	21,348	4,062	646	—	—

Total	$36,996	4,295	771	—	—

Balance sheet data
In millions
Average assets
Average assets	$72,454	68,045	68,502	67,811	68,334
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(198)	(119)	(132)	(146)	(160)
Deferred taxes	46	22	24	27	30

Average tangible assets	$68,777	64,423	64,869	64,167	64,679

Average common equity
Average total equity	$8,812	8,451	8,322	8,181	8,036
Preferred stock	(716)	(743)	(740)	(737)	(734)

Average common equity	8,096	7,708	7,582	7,444	7,302
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(198)	(119)	(132)	(146)	(160)
Deferred taxes	46	22	24	27	30

Average tangible common equity	$4,419	4,086	3,949	3,800	3,647

At end of quarter
Total assets
Total assets	$77,727	67,881	68,021	68,247	68,154
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(275)	(113)	(126)	(139)	(152)
Deferred taxes	68	20	23	26	28

Total tangible assets	$73,995	64,263	64,393	64,609	64,505

Total common equity
Total equity	$9,244	8,508	8,358	8,232	8,102
Preferred stock	(861)	(743)	(741)	(738)	(735)
Undeclared dividends - cumulative preferred stock	(3)	(7)	(6)	(6)	(7)

Common equity, net of undeclared cumulative preferred dividends	8,380	7,758	7,611	7,488	7,360
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(275)	(113)	(126)	(139)	(152)
Deferred taxes	68	20	23	26	28

Total tangible common equity	$4,648	4,140	3,983	3,850	3,711

(1)	After any related tax effect.

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